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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 21, 2002 included in Registration Statement File No. 333-90965, 333-94317, 333-31420, 333-38828,
333-38834, 333-39440, 333-48460, 333-48464, 333-54566, 333-54568, 333-59602 and
333-81690. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

                                   ARTHUR ANDERSEN LLP


San Jose, California
March 6, 2002